SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 22, 2000


                              Pathmark Stores, Inc.
             (Exact name of Registrant as specified in its charter)


           Delaware                      0-16404                  22-2879612
(State or other jurisdiction of        (Commission            (I.R.S. Employer
        incorporation)                 File Number)          Identification No.)


200 Milik Street, Carteret, New Jersey
(Address of principal executive offices)


Registrant's telephone number, including area code:  (732) 499-3000



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                               Table of Contents


                                      8-K

Item 3(b)...................................................................   1

Item 5......................................................................   2


                                     EX-2.1

EX-2.1......................................................................   5


                                    EX-99.1

EX-99.1.....................................................................   6


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Item 3(b). Bankruptcy or Receivership.

         Pathmark Stores, Inc. "Pathmark", Supermarkets General Holdings Corporation, SMG-II Holdings Corporation, PTK Holdings, Inc., Plainbridge, Inc., and Pathmark Risk Management Corporation, filed a joint petition for relief under Chapter 11 of the Bankruptcy Code on July 12, 2000. The documents were filed in U.S. Bankruptcy Court in Wilmington, Delaware. No trustee, receiver or fiscal agent was appointed and Pathmark, together with its affiliates, remained Debtor-in-Possession. Pathmark and those affiliates filed a prepackaged plan of reorganization (the "Plan") and the order confirming the Plan was entered by the Court on September 7, 2000. As a part of the Plan, the affiliated companies were merged into Pathmark, with Pathmark being the surviving corporation. The Plan became effective on September 19, 2000, at which time Pathmark formally exited Chapter 11.The Plan will result in Pathmark's bondholders receiving 100% of Pathmark's common stock and warrants to purchase additional shares. Pathmark's new common stock and warrants will be listed on NASDAQ Stock Market under the symbols "PTMK" and "PTMKW," respectively. Pathmark also closed on its previously announced $600 million exit financing with a group of financial institutions led by The Chase Manhattan Bank.

         The Prepackaged Plan provides that, upon consummation of the reorganization, holders of bond indebtedness of the Pathmark group will receive 100% of the common stock of the reorganized Company (the "New Common Stock"). In addition to New Common Stock, holders of the Subordinated Notes, the Subordinated Debentures and the Junior Subordinated Notes will receive ten-year warrants to purchase 15% of the diluted New Common Stock of the reorganized Company (the "New Warrants"). The New Warrants will be exercisable at the opening reorganization equity value established in connection with the Prepackaged Plan. Such ownership is subject to dilution from (1) the exercise of the New Warrants, (2) the exercise of any options to purchase New Common Stock issued pursuant to the Company's long-term management incentive plan, and (3) the grant to the Chief Executive Officer of restricted New Common Stock. A copy of the Plan dated June 7, 2000 is attached as an exhibit to this report and is incorporated herein by reference.

         Pursuant to its Amended Certificate of Incorporation, Pathmark's authorized capital stock will consist of 100,000,000 shares of common stock, par value $0.01 per share. As of the Effective Date, 30,098,510 shares of New Common Stock will be issued and outstanding. All shares of the New Common Stock, when issued pursuant to the Plan, will be fully paid and nonassessable. All shares of existing common or preferred stock in SMG-II, Holdings, PTK and Pathmark shall be canceled on the Effective Date. All shares of capital stock in Plainbridge and Riskco shall remain outstanding as of Effective Date. The New Common Stock does not give the Holders thereof any redemption, conversion or preemptive rights to purchase or subscribe for securities in Pathmark.

         No information as to assets and liabilities of the registrant or its parent was provided to the Court as part of the Plan. Information about the assets and liabilities, as of the date the order confirming the plan was entered, is available in Form 10-Q filed on September 12, 2000 with the Securities and Exchange Commission and the information is incorporated herein by reference.

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Item 5.  Other Events.

         A copy of the press release, dated September 19, 2000, issued by the registrant is attached as an exhibit to this report and is incorporated herein by reference.





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                                  EXHIBIT INDEX

  Exhibit
    No.        Description
----------     -----------
    2.1        Plan of Reorganization filed on July 12, 2000
   99.1        Press Release issued by the registrant, dated September 19, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PATHMARK STORES, INC.

Date:  September 22, 2000

                                               /s/ Marc A. Strassler
                                               ---------------------------------
                                               Name:   Marc A. Strassler
                                               Title:  Senior Vice President and
                                                       General Counsel




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